                                                                   EXHIBIT 10(u)




                            STOCK PURCHASE AGREEMENT


                                 BY AND BETWEEN


                                   TEAM, INC.


                                      AND


                         ARMSTRONG INTERNATIONAL, INC.


                                 JUNE 30, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       (a)    "Accredited Investor"   . . . . . . . . . . . . . . . . . . . .  1
       (b)    "Adverse Consequences"  . . . . . . . . . . . . . . . . . . . .  1
       (c)    "Affiliate"   . . . . . . . . . . . . . . . . . . . . . . . . .  1
       (d)    "Buyer"   . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       (e)    "Closing"   . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       (f)    "Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . .  1
       (g)    "Common Stock"  . . . . . . . . . . . . . . . . . . . . . . . .  1
       (h)    "Confidential Information"  . . . . . . . . . . . . . . . . . .  2
       (i)    "Indemnified Party"   . . . . . . . . . . . . . . . . . . . . .  2
       (j)    "Indemnifying Party"    . . . . . . . . . . . . . . . . . . . .  2
       (k)    "Knowledge"   . . . . . . . . . . . . . . . . . . . . . . . . .  2
       (l)    "Ordinary Course of Business"   . . . . . . . . . . . . . . . .  2
       (m)    "Party"   . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       (n)    "Person"    . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       (o)    "Purchase Price"    . . . . . . . . . . . . . . . . . . . . . .  2
       (p)    "SEC"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       (q)    "Securities Act"    . . . . . . . . . . . . . . . . . . . . . .  2
       (r)    "Securities Exchange Act"   . . . . . . . . . . . . . . . . . .  2
       (s)    "Seller"    . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       (t)    "Shares"    . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       (u)    "Subsidiary"    . . . . . . . . . . . . . . . . . . . . . . . .  2
       (v)    "Third Party Claim"   . . . . . . . . . . . . . . . . . . . . .  2

2.     Purchase and Sale of Shares  . . . . . . . . . . . . . . . . . . . . .  2
       (a)    Basic Transaction   . . . . . . . . . . . . . . . . . . . . . .  3
       (b)    Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . .  3
       (c)    The Closing   . . . . . . . . . . . . . . . . . . . . . . . . .  3
       (d)    Deliveries at the Closing   . . . . . . . . . . . . . . . . . .  3

3.     Representations and Warranties of the Seller   . . . . . . . . . . . .  3
       (a)    Organization, Qualification, and Corporate Power  . . . . . . .  3
       (b)    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .  4
       (c)    Authorization of Transaction  . . . . . . . . . . . . . . . . .  4
       (d)    Noncontravention  . . . . . . . . . . . . . . . . . . . . . . .  4
       (e)    Brokers' Fees   . . . . . . . . . . . . . . . . . . . . . . . .  5
       (f)    Investment Disclosure   . . . . . . . . . . . . . . . . . . . .  5
       (g)    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .  5
       (h)    Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . .  5

       (i)    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       (j)    Section 801 Military Housing Projects   . . . . . . . . . . . .  5
       (k)    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .  6

4.     Representations and Warranties of the Buyer  . . . . . . . . . . . . .  6
       (a)    Organization of the Buyer   . . . . . . . . . . . . . . . . . .  6
       (b)    Authorization of Transaction  . . . . . . . . . . . . . . . . .  6
       (c)    Noncontravention  . . . . . . . . . . . . . . . . . . . . . . .  6
       (d)    Brokers' Fees   . . . . . . . . . . . . . . . . . . . . . . . .  6
       (e)    Investment  . . . . . . . . . . . . . . . . . . . . . . . . . .  7

5.     Post-Closing Covenants   . . . . . . . . . . . . . . . . . . . . . . .  7
       (a)    Further Actions   . . . . . . . . . . . . . . . . . . . . . . .  7
       (b)    Confidential Information  . . . . . . . . . . . . . . . . . . .  7

6.     Remedies for Breaches of This Agreement  . . . . . . . . . . . . . . .  7
       (a)    Survival of Representations and Warranties  . . . . . . . . . .  7
       (b)    Indemnification Provisions for Benefit of the Buyer   . . . . .  8
       (c)    Indemnification Provisions for Benefit of the Seller  . . . . .  8
       (d)    Matters Involving Third Parties   . . . . . . . . . . . . . . .  8
       (e)    Determination of Adverse Consequences   . . . . . . . . . . . .  9
       (f)    Other Indemnification Provisions  . . . . . . . . . . . . . . .  9

7.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
       (a)    Press Releases and Public Announcements   . . . . . . . . . . .  9
       (b)    No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . .  9
       (c)    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .  9
       (d)    Succession and Assignment   . . . . . . . . . . . . . . . . . . 10
       (e)    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 10
       (f)    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       (g)    Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
       (h)    Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . 11
       (i)    Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . 11
       (j)    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . 11
       (k)    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       (l)    Construction  . . . . . . . . . . . . . . . . . . . . . . . . . 12
       (m)    Incorporation of Exhibits and Schedules   . . . . . . . . . . . 12

EXHIBITS AND SCHEDULES:

Exhibit A - Registration Rights Agreement

Exhibit B - Standstill and Voting Agreement

Schedule I - Exceptions to Representations and Warranties
              Concerning the Seller and Its Subsidiaries

Schedule II - Exceptions to the Buyer's Representations and Warranties
              Concerning the Transaction

                            STOCK PURCHASE AGREEMENT


       THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into on this the 30th day of June, 1997, by and between Team, Inc. (the "Seller") and Armstrong International, Inc. (the "Buyer"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                                  INTRODUCTION

       The Parties have entered into that certain Alliance Agreement, dated June 30, 1997 (the "Alliance Agreement"). Buyer is to purchase from the Seller, and the Seller is to issue to the Buyer, 650,000 newly issued shares of Common Stock of the Seller in return for cash, and this Agreement sets forth the terms and conditions of such purchase of shares.

                                   AGREEMENT

       Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

       1.     Definitions.

              (a) "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

              (b) "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

              (c) "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

              (d)    "Buyer" has the meaning set forth in the preface above.

              (e)    "Closing" has the meaning set forth in Section 2(c) below.

              (f) "Closing Date" has the meaning set forth in Section 2(c) below.




                                                 Stock Purchase Agreement/Page 1

              (g) "Common Stock" means Seller's common stock, $0.30 par value per share.

              (h) "Confidential Information" means any information concerning the businesses and affairs of the Seller and its Subsidiaries that is not already generally available to the public.

              (i) "Indemnified Party" has the meaning set forth in Section 6(d) below.

              (j) "Indemnifying Party" has the meaning set forth in Section 6(d) below.

              (k) "Knowledge" means actual knowledge without independent investigation.

              (l) "Ordinary Course of Business" means the ordinary course of business consistent with pas custom and practice (including with respect to quantity and frequency).

              (m)    "Party" has the meaning set forth in the preface above.

              (n) "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

              (o) "Purchase Price" has the meaning set forth in Section 2(b) below.

              (p)    "SEC" means the Securities Exchange Commission.

              (q) "Securities Act" means the Securities Act of 1933, as amended.

              (r) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (s)    "Seller" has the meaning set forth in the preface above.

              (t)    "Shares" means 650,000 shares of Common Stock.

              (u) "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

              (v) "Third Party Claim" has the meaning set forth in Section 6(d) below.





                                                 Stock Purchase Agreement/Page 2

       2.     Purchase and Sale of Shares.

              (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer hereby purchases from the Seller, and the Seller hereby sells to the Buyer, Shares for the consideration specified below in this Section 2.

              (b) Purchase Price. The Buyer agrees to pay to the Seller at the Closing a purchase price equal to $1,950,000 (the "Purchase Price") in cash payable by wire transfer or delivery of other immediately available funds.

              (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with execution of this Agreement at the offices of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas, commencing at 10:00 a.m. local time on the date first above written or such other date as the Buyer and the Seller may mutually determine (the "Closing Date"). The Closing is conditioned on receipt of approval from the American Stock Exchange for the listing of the Shares.

              (d) Deliveries at the Closing. At the Closing, (i) the Parties will mutually execute and deliver the Registration Rights Agreement in substantially the form of Exhibit A hereto and the Standstill and Voting Agreement in substantially the form of Exhibit B hereto and (ii) the Buyer will deliver to the Seller the consideration specified in Section 2(b) above in the manner described below. The Seller will deliver to the Buyer stock certificates representing the Shares immediately after its receipt of approval from the American Stock Exchange for the listing of the Shares. On the date hereof, Buyer shall deliver the consideration specified in Section 2(b) above to the trust account of Chamberlain, Hrdlicka, White, Williams & Martin, which shall hold such amount in escrow pending delivery by Seller to Buyer of stock certificates representing the Shares. Such delivery of certificates shall occur no later than five business days after the date hereof.

       3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3 are correct and complete as of Closing Date, except as set forth in the Schedule I attached hereto.

              (a) Organization, Qualification, and Corporate Power. Each of the Seller and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Seller and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Seller and its Subsidiaries taken as a whole. Each of the Seller and its Subsidiaries has full corporate





                                                 Stock Purchase Agreement/Page 3
power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

              (b) Capitalization. The entire authorized capital stock of the Seller consists of 10,000,000 shares of Common Stock, of which 5,169,542 shares are issued and outstanding and 9,700 are held in treasury and 500,000 shares of preferred stock, $100 par value per share, none of which is issued and outstanding. Upon consummation of the transactions contemplated herein, the Shares shall constitute duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock. Except as disclosed on Section 3(b) of the Schedule I, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Seller to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as disclosed on Section 3(b) of the Schedule I, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Seller.

              (c) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

              (d) Noncontravention. To the Knowledge of the Seller, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Seller and its Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement contract, lease, license, instrument, or other arrangement to which the Seller or the Subsidiaries is a party or by which it is bound or to which any of its respective assets is subject, except where such violation would not have a material adverse effect on the financial condition of the Seller and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any of the Seller, except for appropriate reports to the SEC pursuant to the Securities Exchange Act and the rules and regulations thereunder, none of the Seller and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any person in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have any adverse effect on the financial condition of the





                                                 Stock Purchase Agreement/Page 4

Seller and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

              (e) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

              (f)    Investment Disclosure.  Included in Section 3(f) of
Schedule I are copies of the Seller's most recent Form 10-K Report to the SEC and Proxy Statement pursuant to the Securities Exchange Act and all reports that Seller has filed with the SEC pursuant to the Securities Exchange Act since its most recent Form 10-K. Such forms are true and correct in all material respects both as of the dates that Seller filed such forms and as of the date hereof, except as otherwise disclosed on Schedule I.

              (g) Subsidiaries. All of the issued and outstanding shares of capital stock of each Subsidiary of the Seller have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Seller and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Seller.

              (h) Legal Compliance. To the knowledge of the Seller, each of the Seller and its Subsidiaries has complied with all applicable laws (including statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) and including without limitation, laws relating to the generation, management, handling, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any "hazardous waste," "hazardous substance," or "pollutant" under any such laws, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), except where the failure to comply would not have a material adverse effect upon the financial condition of the Seller and its Subsidiaries taken as a whole.

              (i) Litigation. To the knowledge of the Seller, except as set forth on Schedule I attached hereto, there is no suit, action, proceeding, investigation or inquiry pending or threatened (or any basis therefore), at law or in equity or before any court, tribunal, governmental department, commission, board, body, agency or instrumentality, domestic or foreign, against Seller which affects or could have a material adverse effect on the financial condition of Seller and its Subsidiaries as a whole.

              (j) Section 801 Military Housing Projects. Seller has no indebtedness associated with the Property as that term is defined in that certain Agreement of Sale, dated September 13, 1996, by and among Fort Bragg 801, Inc., Pensacola 801, Inc., Portales 801,





                                                 Stock Purchase Agreement/Page 5

Inc., and U.S. National Housing L.L.C. ( the "801 Agreement"). To the knowledge of the Seller, Seller (as defined in this Agreement) and "Seller," as defined in the 801 Agreement, are in compliance with all of the representations and warranties in the 801 Agreement (but only to the extent such warranties and representations are applicable and survive the closing of the sale of the Property under the terms of the 801 Agreement), except where the failure to comply would not have a material adverse effect upon the financial condition of the Seller and its Subsidiaries taken as a whole.

              (k) Disclosure. The representations and warranties contained in this Agreement and the information contained in Schedule I attached hereto are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein and herein not misleading. Except as set forth herein, in the financial statements provided to Buyer, or in Schedule I attached hereto, there is no fact known to Seller which causes or could have a material adverse effect on the financial condition of Seller and its Subsidiaries taken as a whole.

       4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this
Section 4 are correct and complete as of the Closing Date.

              (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

              (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than any reports to the SEC required pursuant to the Securities Exchange Act and the rules and regulations thereunder.

              (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.





                                                 Stock Purchase Agreement/Page 6

              (d) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

              (e) Investment. Except as otherwise specifically provided in the Registration Rights Agreement, the Buyer (A) understands that the Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares solely for its own account for investment purposes, and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has been represented by independent attorneys, accountants, and knowledgeable advisors who are sophisticated and knowledgeable with respect to business and financial matters, (E) has agreed to purchase the Shares through arms-length negotiations between Buyer and Seller, (F) has received certain information concerning the Seller and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, and (G) is able to bear the economic risk and lack of liquidity inherent in holding the Shares.

       5.     Post-Closing Covenants.

              (a) Further Actions. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below).

              (b) Confidential Information. In furtherance of the Alliance Agreement and this Agreement, the Seller and its Subsidiaries have permitted the Buyer to have access to certain personnel and other information pertaining to each of the Seller and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it has received or receives in the future in connection with this Agreement or the other agreements contemplated hereunder, and it will not use any of the Confidential Information except in connection with this Agreement and the agreements contemplated hereunder, and, if this Agreement or the agreements contemplated hereunder are terminated, it will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.





                                                 Stock Purchase Agreement/Page 7

       6.     Remedies for Breaches of This Agreement.

              (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in Sections 3 and 4 above shall survive the Closing (unless the damaged Party knew of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two years.

              (b) Indemnification Provisions for Benefit of the Buyer. In the event the Seller breaches any of its representations, warranties, and covenants contained herein and, if there is an applicable survival period pursuant to Section 6(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 7(g) below within such survival period, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification caused proximately by the breach. To the extent the Adverse Consequences the Buyer has suffered by reason of all such breaches reaches an aggregate ceiling equal to the Purchase Price, the Seller will have no obligation to indemnify the Buyer from and against further such Adverse Consequences.

              (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 6(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to Section 7(g) below within such survival period, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences the Seller shall suffer after the end of any applicable survival period) caused proximately by the breach.

              (d)    Matters Involving Third Parties.

              (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

              (ii) Any Indemnifying Party will have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of





                                                 Stock Purchase Agreement/Page 8
       the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

              (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 6(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

              (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

              (e) Determination of Adverse Consequences. The Parties shall make appropriate adjustments for tax benefits and insurance coverage in determining Adverse Consequences for purposes of this Section 6. All indemnification payments under this Section 6 shall be deemed adjustments to the Purchase Price.

              (f) Other Indemnification Provisions. The indemnification provisions in this Section 6 are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant; provided, however, that the Buyer acknowledges and agrees that the foregoing indemnification provisions in this
Section 6 shall be the exclusive remedy of the Buyer for any breach of the representations and warranties in Section 4 above provided further, however, that nothing in this Section 6(f) shall be construed to limit Buyer's rights and remedies under the Securities Act and the Securities Exchange Act.


       7.     Miscellaneous.

              (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Parties prior to making the disclosure).

              (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.





                                                 Stock Purchase Agreement/Page 9

              (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

              (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

              (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

              (f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below.

              If to the Seller:    Team, Inc.
                                   P.O. Box 123
                                   Alvin, Texas 77512-0123
                                   Attn:  William A. Ryan, President

                                   Telephone:  (281) 331-6154
                                   Facsimile:  (281) 331-4107

                     Copy to:      Chamberlain, Hrdlicka, White, Williams &
                                   Martin
                                   1200 Smith Street, Suite 1400
                                   Houston, Texas 77002-4310
                                   Attn:  Sidney B. Williams

                                   Telephone:  (713) 658-1818
                                   Facsimile:  (713) 658-2553





                                                Stock Purchase Agreement/Page 10

              If to the Buyer:     Armstrong International, Inc.
                                   2081 SE Ocean Blvd., 4th Floor
                                   Stuart, Florida 34996-3376
                                   Attn:  M.H. Armstrong, President

                                   Telephone:  (561) 286-7175
                                   Facsimile:  (561) 286-1001

                     Copy to:      J. Thomas Morris, Esq.
                                   General Counsel
                                   Armstrong International, Inc.
                                   2081 SE Ocean Blvd., 4th Floor
                                   Stuart, Florida 34996-3376

                                   Telephone:  (561) 286-7175
                                   Facsimile:  (561) 286-1001


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

              (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

              (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.





                                                Stock Purchase Agreement/Page 11

              (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

              (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

              (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

              (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                   SELLER:

                                   TEAM, INC.


                                   By:   /s/ William A. Ryan
                                      ------------------------------------------
                                           William A. Ryan,
                                           Chairman of the Board and President





                                                Stock Purchase Agreement/Page 12

                                   BUYER:

                                   ARMSTRONG INTERNATIONAL, INC.


                                   By:   /s/ Merrill H. Armstrong
                                      ------------------------------------------
                                           Merrill H. Armstrong,
                                           President and Chief Executive Officer





                                                Stock Purchase Agreement/Page 13

                                   EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B

                        STANDSTILL AND VOTING AGREEMENT